Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces its Intent to File an Incomplete Annual Report

on Form 10-K that will Include the Unaudited Financial Statements of the Company on or

before March 31, 2005

Provides Update on Our Assessment of Internal Control Over Financial Reporting

Newport Beach, Calif., March 16, 2005 – Impac Mortgage Holdings, Inc. (“IMH”) (NYSE: IMH), a real estate investment trust (“REIT”), today announced that it will be delaying the filing of its annual report on Form 10-K for the year ended December 31, 2004. We have filed with the Securities and Exchange Commission a notification on Form 12b-25 stating that we will not be filing our Form 10-K on the due date of March 16, 2005.

In February 2005, we previously announced that it was unlikely that we would meet the filing deadline regarding the report on our internal control over financial reporting. The time and resources committed to the restatement of prior periods financial statements done in 2004 delayed our internal timetable with respect to our documentation, assessment and evaluation of internal control over financial reporting, which were undertaken in order to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”). Due in large part to the foregoing, management’s assessment of the effectiveness of our internal control over financial reporting was substantially delayed, thereby delaying the performance by KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, of its audit of management’s assessment of the effectiveness of internal control over financial reporting pursuant to the requirements of SOX 404. As a result, such audit will not be completed by the filing deadline of March 16, 2005. In addition, the Company is also in the process of finalizing its annual report on Form 10-K for the year ended December 31, 2004.

We intend to file our annual report on Form 10-K as soon as possible, and in any event no later than fifteen calendar days from March 16, 2005. However, we believe that we will not receive from KPMG their audit report on our financial statements and their report on our assessment of the effectiveness of internal control over financial reporting prior to March 31, 2005. As a result, the initial filing of our annual report on Form 10-K will not include KPMG’s audit report but will instead include unaudited financial statements in lieu of audited financial statements for the year ended December 31, 2004 and the annual report will also not include KPMG’s report relating to our assessment of the effectiveness of internal control over financial reporting.

Upon receipt of KPMG’s audit reports, we will file an amended annual report on Form 10-K/A to include these reports and audited financial statements for the year ended December 31, 2004 as soon as practicable.

Update on Management’s Assessment of Internal Control Over Financial Reporting

In making our assessment of internal control over financial reporting, management will use the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Because of the material weakness described below, management has determined that it did not maintain effective internal control over financial reporting as of December 31, 2004, based on the criteria established in COSO. During 2004, we reported a material weakness, along with significant deficiencies, in that we needed to improve the evaluation and documentation of accounting policies and procedures for complex transactions, including the monitoring of internal controls relating to such transactions, and that we did not have a sufficient amount or type of staff in the financial reporting and accounting departments. Management believes that as of December 31, 2004 a sufficient amount of time has not passed since the implementation of remediation actions to address these deficiencies. Management’s assessment will be finalized upon completion of the audit of internal control over financial reporting. Although we have taken steps to address these deficiencies, as of December 31, 2004, we are unable to conclude that our internal control over financial reporting is effective, and as such anticipate that KPMG will provide an adverse opinion on the effectiveness of our internal control over financial reporting. We cannot assure you that other control issues will not be discovered that will need to be reported.

Joseph R. Tomkinson, Chairman and CEO of the Company stated “the incomplete filing of the Company’s annual report on Form 10 K has no effect on the calculation of estimated taxable income or the payment of dividends. Furthermore, the first quarter 2005 dividend will be announced on March 29, 2005”.

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For additional information, questions or comments call or write to the investor relations group and ask for Tania Jernigan at (949) 475-3600 or e-mail Ms. Jernigan at tjernigan@impaccompanies.com. You can subscribe to receive instant notification of conference calls, new releases and the monthly unaudited fact sheet by using our e-mail alert feature located at our web site at www.impaccompanies.com under Impac Mortgage Holdings, Inc./Investor Relations/Email Alerts.

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Note: Safe Harbor “Statement under the Private Securities Litigation Reform Act of 1995.” This release contains forward-looking statements including statements relating to our ability to file our Form 10-K by M arch 31, 2005, the expected conclusion that are internal control over financial reporting is not effective and that we will receive an adverse opinion from KPMG; that there may be further material weaknesses identified. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “likely,” “should,” “anticipate,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, among other things, risks relating to our ability to file our annual report on Form 10-K as indicated or to receive from our external auditors an audit report on our financial statements and attestation on our internal control over financial reporting when expected; risks related to our ability to maintain an effective system of internal control over financial reporting; risks that additional material weaknesses will be identified, and other factors described in this press release and our filings with the Securities and Exchange Commission, including “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks and other factors not presently identified, the Company’s results may differ materially from its expectations and projections. We will revise our estimates based on actual conditions experienced, however, it is not practicable to publish all revisions and as a result, no one should assume that results projected in or contemplated by the forward-looking statements included above may continue to be accurate in the future.